ANNUAL REPORT
Chevy Chase Auto Receivables Trust 2001-3
$ 236,085,000.00 Auto Receivables Backed Certificates
For the Year Ended December 31, 2001




           PRINCIPAL    INTEREST      NET       NET        30 +      DELQ.
              DIST        DIST       LOSSES    LOSS %     DELQ.        %

          ____________ ___________ ___________ ________ ____________ _______
 Jan-2001           0           0           0    0.00%            0    0.00%
 Feb-2001           0           0           0    0.00%            0    0.00%
 Mar-2001           0           0           0    0.00%            0    0.00%
 Apr-2001           0           0           0    0.00%            0    0.00%
 May-2001           0           0           0    0.00%            0    0.00%
 Jun-2001           0           0           0    0.00%            0    0.00%
 Jul-2001           0           0           0    0.00%            0    0.00%
 Aug-2001           0           0           0    0.00%            0    0.00%
 Sep-2001           0           0           0    0.00%            0    0.00%
 Oct-2001           0           0           0    0.00%            0    0.00%
 Nov-2001           0           0           0    0.00%            0    0.00%
 Dec-2001           0           0           0    0.00%            0    0.00%

          ____________ ___________ ___________
  Totals            0           0           0

  ** The date represents the month of the Distribution date, the information is from activity of the previous month.